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                                                                    EXHIBIT 23.2

The Board of Directors
Bristow Helicopter Group Limited:

We consent to the incorporation by reference in this registration statement on Form S-4 (dated 27 March 1998) of Offshore Logistics, Inc. of our report dated 15 April 1996, with respect to the consolidated financial statements of the Bristow Helicopter Group Limited, which report appears in the Current Report on Form 8-K of Offshore Logistics, Inc. dated 4 January 1997.

KPMG

Chartered Accountants
Registered Auditors
Gatwick, England
27 March 1998